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                                                                     EXHIBIT 5.1

                    [KIMBERLY-CLARK CORPORATION LETTERHEAD]

                                November 8, 1995

Kimberly-Clark Corporation
351 Phelps Drive
Irving, Texas 75038

         Re: Registration of 126,426,143 Shares of Common Stock and Associated Preferred Stock Purchase Rights

Ladies and Gentlemen:

     I have acted as counsel to Kimberly-Clark Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") relating to the registration of 126,426,143 shares of Common Stock, $1.25 par value, of the Company, together with 126,426,143 Preferred Stock Purchase Rights (the "Rights") associated therewith, to be issued pursuant to: (a) the terms of the Agreement and Plan of Merger dated as of July 16, 1995 (the "Merger Agreement") among the Company, Rifle Merger Co., a Pennsylvania corporation and a wholly-owned subsidiary of the Company ("Sub"), and Scott Paper Company, a Pennsylvania corporation ("Scott"), which provides for the merger (the "Merger") of Sub with and into Scott, with Scott surviving as a wholly-owned subsidiary of the Company (the "Merger Shares"); (b) certain of the ancillary agreements (the "Ancillary Agreements") referred to in the third recital clause of the Merger Agreement (the "Ancillary Shares"); and (c) certain exchange agreements (the "Exchange Agreements") to be entered into as contemplated by Sections 5.8(b) and 5.8(c) of the Merger Agreement (the "Exchange Shares"). The Merger Shares, the Ancillary Shares and the Exchange Shares are hereinafter sometimes referred to collectively as the "New Shares." The terms of the Rights are set forth in the Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995 (the "Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent.

     Based on the foregoing, it is my opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Merger Shares will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) the Merger shall have become effective under the Business Corporation Law of the Commonwealth of Pennsylvania.

          3. Each Ancillary Share will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Merger shall have become effective under the Business Corporation Law of the Commonwealth of Pennsylvania; and (iii) a certificate representing such Ancillary Share shall have been duly executed, countersigned and registered and duly delivered upon receipt of the agreed consideration therefor in accordance with the terms of the applicable Ancillary Agreement.

          4. Each Exchange Share will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Merger shall have become effective under the Business Corporation Law of the
     Commonwealth of Pennsylvania; (iii) the Exchange Agreement pursuant to which such Exchange Share is being issued shall have been duly executed and delivered; and (iv) a certificate representing such Exchange Share shall have been duly executed, countersigned and registered and duly delivered upon receipt of the agreed consideration therefor in accordance with the terms of such Exchange Agreement.
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          5. Each Right associated with a New Share will be legally issued when:
     (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) the associated Merger Share, Ancillary Share or Exchange Share, as the case may be, shall have been duly issued as set forth in paragraph 2, 3 or 4, as the case may be.

     The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the New Shares.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made part of the Registration Statement.

                                            Very truly yours,


                                                  O. GEORGE EVERBACH
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                                                  O. George Everbach
                                                 Senior Vice President --
                                                Law and Government Affairs
                                                Kimberly-Clark Corporation